UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 27, 2013

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1334

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2013, Escalade, Incorporated (“Escalade”) and each of its domestic subsidiaries (collectively with Escalade, the “Company”) entered into a First Amended and Restated Credit Agreement (“Restated Credit Agreement”) with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”), and the other lenders identified in the Restated Credit Agreement (collectively, the “Lender”). The Restated Credit Agreement amends and restates the existing Credit Agreement dated as of April 30, 2009, as amended by the Amendments First through Tenth, between Escalade and the Lender. This Form 8-K describes the primary changes to the existing Credit Agreement. For the entire text of the Restated Credit Agreement (without exhibits and schedules), please see Exhibit 10.1. attached hereto.

Under the terms of the Restated Credit Agreement, the Lender has made available to Escalade a senior revolving credit facility in the maximum amount of up to $22,000,000.00 (the “Revolving USD Facility”) and a term loan in the principal amount of $5,000,000.00 (the “Term Loan”). Escalade is required to repay the outstanding principal balance of the Revolving USD Facility, including all accrued and unpaid interest thereon, on August 27, 2016 (the “Revolving USD Loan Maturity Date”). Escalade may prepay the Revolving USD Facility, in whole or in part, and reborrow prior to the Revolving USD Loan Maturity Date. Escalade is required to repay the outstanding principal balance of the Term Loan, including all accrued and unpaid interest thereon, on August 27, 2016. Beginning with the calendar quarter ending September 30, 2013, Escalade is required to make repayments of the principal balance of the Term Loan in equal installments of $250,000 per calendar quarter, with interest accrued thereon. Principal amounts repaid in respect of the Term Loan may not be re-borrowed.

In addition, Escalade and JPMorgan Chase Bank, N.A., London Branch have entered into a letter agreement amending the overdraft facility dated May 27, 2010 to reduce the amount of the overdraft facility from €2,000,000.00 to €1,000,000.00. The letter agreement modifying the overdraft facility is attached hereto as Exhibit 10.2.

The Restated Credit Agreement allows Escalade to request the issuance of letters of credit of up to $5,000,000.00, subject to the aggregate undrawn amount of a letter of credit issued by The Bank of New York Trust Company, N.A. for the account of Martin Yale Industries, Inc. Each loan, other than a Eurodollar Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Base Rate. Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the interest period in effect plus the Applicable Rate. Applicable Rate means the applicable rate per annum set forth below, based upon Escalade’s Funded Debt to Adjusted Ratio as of the most recent determination date:

Funded Debt to Adjusted EBITDA Ratio	Revolving Eurodollar Borrowing	Term Eurodollar Borrowing	ABR Revolving Borrowing	ABR Term Borrowing	Letter of Credit Fee	Commitment Fee
Category 1 Greater than or equal to 2.50 to 1.0	2.50%	2.75%	0.50%	0.75%	2.50%	0.45%
Category 2 Greater than or equal to 2.25 to 1.0 but less than 2.50 to 1.0	2.25%	2.50%	0.25%	0.50%	2.25%	0.40%
Category 3 Greater than or equal to 2.00 to 1.0 but less than 2.50 to 1.0	2.00%	2.25%	0.00%	0.25%	2.00%	0.35%
Category 4 Greater than or equal to 1.75 to 1.0 but less than 2.00 to 1.0	1.75%	2.00%	(0.25%)	0.00%	1.75%	0.30%
Category 5 Less than 1.75 to 1.0	1.50%	1.75%	(0.50%)	(0.25%)	1.50%	0.30%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each quarter based upon Escalade’s annual or quarterly consolidated financial statements and (b) each change in the Applicable Rate resulting from a change in the ratio of Funded Debt to Adjusted EBITDA shall be effective during the period commencing on and including the date of delivery to the agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the ratio of Funded Debt to Adjusted EBITDA shall be deemed to be in Category 1 at the option of the agent or at the request of the Lender if Escalade fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. The initial Applicable Rate shall be deemed to be in Category 4, and the Applicable Rate shall be determined beginning as of the end of the fiscal quarter following Escalade’s delivery of the annual financial for fiscal year ending December 29, 2013.

In addition, Escalade is required to pay certain fees to the agent and the Lender for the underwriting commitment and the administration and use of the Revolving USD Facility and a commission on all outstanding letters of credit based on the face amount of each such letter of credit. Those fees and commissions will be determined as set forth in the above table. Furthermore, a fronting fee equal to 0.25% per annum on the face amount of each letter of credit is payable to Chase on the date of issuance of each letter of credit.

Escalade’s indebtedness under the Restated Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company. In addition, each direct and indirect domestic subsidiary of Escalade has unconditionally guaranteed all of the indebtedness of Escalade arising under the Restated Credit Agreement and has secured its guaranty with a first priority security interest and lien on all of its assets. The Pledge and Security Agreement dated April 30, 2009 by and between Escalade and Chase, and each Pledge and Security Agreement dated April 30, 2009 by and between each such Escalade subsidiary and Chase continue in full force and effect, as amended by the Master Amendment to Pledge and Security Agreements dated May 31, 2010 entered into by Chase, Escalade and each such subsidiary. The Unlimited Continuing Guaranty dated April 30, 2009 applicable to each of Escalade’s domestic subsidiaries continues in full force and effect without change.

Under the terms of the Restated Credit Agreement, the Company is subject to financial covenants relating to Fixed Charge Coverage Ratio, Minimum Tangible Net Worth, and Funded Debt to Adjusted EBITDA.

Furthermore, the terms of the Restated Credit Agreement continue to require the Company to comply with various covenants and negative covenants customary for facilities of this type. Those negative covenants include restrictions on the Company’s ability to pay cash dividends, to repurchase shares in excess of $1,000,000 in the aggregate, to repurchase fractional shares in excess of $500,000 in the aggregate, and to incur certain indebtedness.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit	Description
	10.1	First Amended and Restated Credit Agreement dated as of August 23, 2013 among Escalade, Incorporated and JPMorgan Chase Bank, N.A. (without exhibits and schedules, which Escalade has determined are not material).

	10.2	Letter Agreement modifying Overdraft Facility by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A., London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: August 28, 2013	ESCALADE, INCORPORATED

By: /s/ Deborah J. Meinert

Vice President Finance, Chief Financial Officer and Secretary